UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In July 2011, PositiveID Corporation (the “Company”) completed the sale of its NationalCreditReport.com business. In connection with the sale, the results of operations of NationalCreditReport.com have been presented as discontinued operations in our consolidated financial statements. Accordingly, we are filing this Current Report on Form 8-K to recast our consolidated financial statements for the years ended December 31, 2010 and 2009 to reflect the presentation of NationalCreditReport.com as a discontinued operation in accordance with applicable accounting standards.

The information presented in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K updates certain of the information set forth in Part II, Items 7 and 8, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) to reflect the presentation of NationalCreditReport.com as a discontinued operation. This Current Report on Form 8-K should be read in conjunction with the 2010 Form 10-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the 2010 Form 10-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of EisnerAmper LLP
99.1	Part II, Item 7, Management’s Discusssion and Analysis of Financial Condition and Results of Operations
99.2	Part II, Item 8, Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: January 25, 2012

/s/ Bryan D. Happ

Bryan D. Happ

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of EisnerAmper LLP
99.1	Part II, Item 7, Management’s Discusssion and Analysis of Financial Condition and Results of Operations
99.2	Part II, Item 8, Financial Statements and Supplementary Data

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